UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 24, 2014

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300 Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Internap Network Services Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2014, the Board of Directors of Internap Network Services Corporation (the “Company”) voted to amend the Company’s Restated Certificate of Incorporation, as amended, to change the name of the Company to Internap Corporation. The Company filed a Certificate of Amendment with the Delaware Secretary of State to effect the name change, which became effective on November 24, 2014.  A copy of the Certificate of Amendment to the Company’s Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On November 12, 2014, the Board of Directors approved an amendment to the Company’s Amended and Restated Bylaws to reflect the name change. A copy of the Amended and Restated Bylaws of the Company, as amended, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

The Company’s common stock will continue to trade on the NASDAQ Global Market under the ticker symbol INAP.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Document

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Internap Corporation

3.2	Amended and Restated Bylaws of Internap Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: November 24, 2014	By:	/s/ J. Eric Cooney
J. Eric Cooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Internap Corporation

3.2	Amended and Restated Bylaws of Internap Corporation